                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              DUPLEX PRODUCTS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              DUPLEX PRODUCTS INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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     /X/ Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              DUPLEX PRODUCTS INC.
                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH 7, 1996

To the Shareholders:

     Notice is hereby given that the 1996 Annual Meeting of Shareholders of DUPLEX PRODUCTS INC. will be held in the Assembly Room on the sixth floor of The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on Thursday, March 7, 1996, at 10:00 a.m., CST, for the following purposes:

     (1) To elect two Class II directors;

     (2) To ratify the Board of Directors' selection of the Company's independent auditors for fiscal year 1996; and

     (3) To transact such other business as may properly come before the meeting and any adjournments.

     Shareholders of record at the close of business on January 5, 1996, are entitled to notice of and to vote at the meeting and any adjournments.

     You are urged to attend and participate in the meeting, no matter how many shares you own. Meeting procedures allow every shareholder an opportunity to comment and ask questions, while at the same time facilitating completion of the business of the meeting in an orderly and timely fashion.

     It is important that your shares be voted. Whether or not you expect to attend the meeting, you are urged to complete, sign, and date the accompanying proxy card and to return it promptly to the Company in the enclosed envelope. If your shares are registered in different names or at different addresses, you will receive more than one proxy card. You should return each proxy card so that all of your shares are voted.

                                          MARK A. ROBINSON
                                          Secretary

February 6, 1996

                              DUPLEX PRODUCTS INC.

                               1947 BETHANY ROAD
                               SYCAMORE, IL 60178

                                PROXY STATEMENT
                                      FOR
                      1996 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH 7, 1996

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of DUPLEX PRODUCTS INC. (hereinafter the "Company") for use at the 1996 Annual Meeting of Shareholders (hereinafter the "Annual Meeting") to be held on March 7, 1996, and at any adjournment thereof. The Annual Meeting has been called for the purposes set forth in the Notice of 1996 Annual Meeting of Shareholders attached hereto.

     Please complete, sign, and return the enclosed proxy. When such proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, or to the extent that directions are not noted thereon, it will be voted (1) for the nominees of Class II directors named therein, and (2) in favor of the ratification of the selection of Grant Thornton LLP as independent auditors for fiscal year 1996. Any Shareholder giving a proxy has the power to revoke it at any time before it is voted by delivering written notice to the Secretary of the Company at the Company's address listed above, by giving a later dated proxy, or by personally appearing at the Annual Meeting and requesting revocation.

     At the close of business on January 5, 1996, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were 7,484,878 shares of the Company's common stock outstanding. Each share is entitled to one vote. The holders of a majority of the issued and outstanding shares must be present or represented by proxy in order for the Annual Meeting to be held. Directors are elected by a plurality of votes cast. The selection of Grant Thornton LLP requires a majority of the votes cast.

     This proxy statement was first sent or delivered to shareholders on or about February 6, 1996.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of January 5, 1996, the names and addresses of persons known to the Company to be beneficial owners of more than five percent of the Company's common stock.

                                                                  COMMON STOCK OWNERSHIP
                                                         ----------------------------------------
                                                          NUMBER OF SHARES         PERCENT OF
                       NAME AND ADDRESS                  BENEFICIALLY OWNED    OUTSTANDING SHARES
        ----------------------------------------------   ------------------    ------------------
        Tweedy, Browne Company L.P. ..................         706,776                9.44%
        TBK Partners, L.P.
        Vanderbilt Partners, L.P.
        52 Vanderbilt Avenue
        New York, NY 10017
        Brinson Partners..............................         670,200                8.95%
        Three First National Plaza
        Chicago, IL 60602
        Mitchell Hutchins Institutional Investors,             562,700                7.52%
          Inc. .......................................
        777 Mariner's Island Blvd., 4th Fl.
        San Mateo, CA 94403
        David L. Babson & Co., Inc....................         536,700                7.17%
        One Memorial Drive
        Cambridge, MA 02142-1300
        College Retirement Equities Fund..............         446,600                5.97%
        730 Third Avenue
        New York, NY 10017

     The following table lists, as of January 5, 1996, the Company's common stock owned by each director, each of the most highly compensated executive officers, and all directors and executive officers as a group.

                                                                COMMON STOCK OWNERSHIP
                                             ------------------------------------------------------------
                                                          NUMBER OF SHARES
                                             -------------------------------------------
                                                              OBTAINABLE                      PERCENT OF
                                             DIRECTLY       THROUGH STOCK                     OUTSTANDING
                NAME/GROUP                    OWNED        OPTION EXERCISE        TOTAL         SHARES
------------------------------------------   --------      ----------------      -------      -----------
John A. Bacon, Jr.........................        925(1)             --              925          0.01%
Michael J. Birck..........................         --                --               --            --
Andrew A. Campbell........................         --            75,000           75,000          1.00%
John C. Colman............................         --                --               --            --
David B. Preston..........................         --            25,000           25,000          0.33%
David J. Eskra............................     11,000                --           11,000          0.15%
Marc A. Loomer............................     13,204            25,000           38,204          0.51%
W. Robert Reum............................         --                --               --            --
All Directors and Executive Officers as a
  group...................................     25,129           125,000          150,129          2.00%

-------------------------
(1) Excludes 600 shares owned by family members for which beneficial ownership is disclaimed.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three Classes with the term of office of one Class expiring each year. Each Class is elected for a three year term. The term of Class II directors expires at the 1996 Annual Meeting. The Board of Directors' nominees for Class II directors are David J. Eskra and John
A. Bacon, Jr. Messrs. Eskra and Bacon were elected as Class II directors at the 1993 annual meeting for three year terms expiring at the 1996 Annual Meeting. Messrs. Campbell and Colman were appointed by the Board of Directors on June 14, 1995, (to fill the vacancies created by the resignations of Ben L. McSwiney and George S. Hoban). Mr. Colman was elected as a Class I director at the 1992 annual meeting for a three year term. However, Mr. Colman resigned from the Board in January 1994. In June 1995, he accepted the appointment as a Class I director for a term expiring at the 1998 Annual Meeting and as Chairman of the Executive Committee. He previously served the Company as a director from 1978-1994.

     As set forth on the proxy card, a shareholder may vote (1) for the nominees or (2) against the nominees (by withholding authority). Unless otherwise directed on the proxy card, the shares represented by the enclosed proxy will be voted for the nominees of the Board of Directors.

     If, at the time of the 1996 Annual Meeting, a nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. The Board of Directors has no reason to believe that any substitute nominee will be required. Shareholders who wish to make additional nominations may do so at the Annual Meeting.

     The Board of Directors recommends that you vote in favor of its nominees.

NOMINEES AND DIRECTORS

     The following table sets forth information on the business affiliations of
(1) the nominees for election as directors at the 1996 Annual Meeting (Class II) and (2) the incumbent directors whose terms will expire at either the 1997 annual meeting (Class III) or the 1998 annual meeting (Class I).

                                        PRINCIPAL OCCUPATIONS,              YEAR FIRST        BOARD
                                        COMPANY POSITIONS, AND                ELECTED       COMMITTEE
       NAME AND AGE                       OTHER DIRECTORSHIPS                DIRECTOR      MEMBERSHIP
--------------------------- ----------------------------------------------- -----------  ---------------
Andrew A. Campbell (50).... President of the Company; 1995, Vice President      1995
  (Class I)                 of Finance, Secretary, and Treasurer of the
                            Company; 1991-1994, Vice President, Finance,
                            and Chief Financial Officer of Simmons
                            Upholstered Furniture Inc., a furniture
                            manufacturer.
W. Robert Reum (53)........ Chairman of the Board, President, and Chief         1994     Audit,
  (Class I)                 Executive Officer of the Interlake Corporation,              Compensation,
                            a multinational manufacturer of special                      and Nominating
                            materials, aerospace components, and handling
                            and packaging equipment and materials;
                            Director, Amsted Industries.
John C. Colman (69)........ Private Investor/Consultant; Director, Premier      1978     Executive
  (Class I)                 Industrial Corporation; Director, Orion Capital              (Chair) and
                            Corporation.                                                 Nominating
David J. Eskra (54)........ Private Investor; 1994, Chairman of the Board       1990     Finance,
  (Class II)                and Chief Executive Officer of the Company;                  Compensation,
                            1992, Private Investor; 1989-1991, Chairman of               Executive, and
                            the Board, President, and Chief Executive                    Nominating
                            Officer of Pansophic Systems Incorporated, a
                            computer software company.
John A. Bacon, Jr. (68).... Private Investor; Trustee of Stein Roe Variable     1967     Compensation
  (Class II)                Investment Trust; Trustee of Keyport Variable                (Chair),
                            Investment Trust.                                            Executive,
                                                                                         Finance, and
                                                                                         Nominating
Michael J. Birck (57)...... President, Chief Executive Officer, and             1990     Audit (Chair)
  (Class III)               Director of Tellabs, Inc., a manufacturer of                 and Nominating
                            telecommunications products; Director, USF&G
                            Corporation; Director, Molex, Inc.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors had ten meetings during fiscal year 1995. Each director attended all but one of the meetings that he was eligible to attend. The Company has standing Audit, Compensation, Executive, Finance, and Nominating Committees of the Board of Directors which perform the functions described below.

     The Audit Committee consisted of Messrs. Birck, Bacon, and Reum. Mr. Bacon served on the Committee through March 1995. The Audit Committee reviews the Company's financial reporting procedures and the effectiveness of its system of internal controls. It meets with appropriate Company financial personnel, including the Director of Internal Audit, and the independent auditors in connection with these reviews. The Audit Committee recommends to the Board of Directors, subject to ratification by the shareholders at the Annual Meeting, the appointment of independent auditors. The Audit Committee also reviews and evaluates the Company's insurance and risk management programs. The Audit Committee met three times during fiscal year 1995. Mr. Birck attended each of these meetings, while Mr. Bacon and Mr. Reum attended two of them.

     The Compensation Committee consisted of Messrs. Bacon, Eskra, and Reum. The Compensation Committee is responsible for making recommendations to the Board of Directors relating to the compensation of the President and with reviewing management decisions regarding compensation of other officers and key personnel, as more fully outlined in the report of the Compensation Committee on page 6. The Compensation Committee met twice during fiscal year 1995. All Committee members attended each of these meetings.

     The Executive Committee consisted of Messrs. Colman, Bacon, and Eskra. The Executive Committee is charged with acting for the Board when action is required between Board meetings, reviewing, and making recommendations with respect to policy, and monitoring management and Company performance. The Executive Committee did not meet separately during fiscal year 1995.

     The Finance Committee consisted of Messrs. Bacon and Eskra. The Finance Committee reviews and evaluates the Company's Employees' Savings and Profit Sharing Plan and its investment managers, the investment of the Company's cash, and changes in the Company's capital structure. The Finance committee met twice during fiscal year 1995, and all Committee members attended both meetings.

     The Nominating Committee consisted of all outside members of the Board. The Nominating Committee is charged with making recommendations with respect to Board Compensation and acting as a screening and nominating committee for candidates considered for election to the Board. In this capacity, it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, and other factors. The Nominating Committee met once during fiscal year 1995; all Committee members attended the meeting.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving as directors. Non-employee directors receive fees of $1,500 per month and $500 for each Board committee meeting attended. Fees are payable in cash or can be deferred. Additional compensation may be paid for services provided by directors on special projects. Directors' fees totaled $136,833 for fiscal year 1995. Non-employee directors are also paid travel expenses incurred in connection with attending Board meetings.

     During fiscal year 1995, Mr. Colman, a director of the Company, acted as a consultant to the Company, for which he was paid fees of $75,056. Mr. Colman advised management regarding performance and the development of strategic planning for the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows the compensation of the most highly compensated executive officers of the Company during the fiscal year ended October 28, 1995, and the two prior fiscal years.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                             ANNUAL COMPENSATION           AWARDS
            NAME AND               FISCAL   ----------------------       (NUMBER OF        ALL OTHER
      PRINCIPAL POSITION(1)        YEAR      SALARY         BONUS      STOCK OPTIONS)     COMPENSATION
---------------------------------  ----     --------       -------     --------------     ------------
Andrew A. Campbell...............  1995     $192,002(2)    $20,000         75,000           $     --
President                          1994           --            --             --                 --
(Since 6/14/95)                    1993           --                                              --
Ben L. McSwiney..................  1995      157,019(3)         --             --              1,642(4)
Former President                   1994      224,500            --             --              1,642(4)
(Resigned 6/14/95)                 1993       23,590(3)         --         75,000                126(4)
Laurence J. Quinn................  1995      111,580(5)         --             --             46,808(6)
Former Vice President,             1994       80,481            --         35,000                 --
Sales                              1993           --            --             --                 --
(Resigned 7/19/95)
Marc A. Loomer...................  1995      110,000            --         15,000             10,965(7)
Vice President,                    1994      100,224            --         10,000             25,664(8)
Operations                         1993       73,500            --             --              7,797(9)
David B. Preston.................  1995      118,811            --         25,000                 33(4)
Vice President, Sales              1994       94,416            --             --              1,400(10)
(Since 9/15/95)                    1993       96,797            --             --                 27(4)

-------------------------
 (1) This table includes all executive officers who served during fiscal year 1995. Mr. McSwiney served as President and Director until he left the Company on June 14, 1995. Mr. Quinn served as Vice President, Sales, until he left the Company on July 19, 1995.

 (2) Mr. Campbell commenced his employment with the Company on November 15, 1994. Mr. Campbell's compensation is further discussed in the Compensation Committee Report.

 (3) Mr. McSwiney commenced his employment with the Company on September 20, 1993. The amount shown for fiscal year 1993 reflects compensation earned for the part of the year during which he was employed at an annual salary of $200,000. Inasmuch as Mr. McSwiney left the Company in fiscal year 1995, the amount shown represents compensation earned for the part of the year during which he was employed.

 (4) This amount represents life insurance premiums.

 (5) Mr. Quinn commenced his employment with the Company on April 25, 1994. The amount shown for fiscal year 1994 reflects compensation earned for the part of the year during which he was employed at an annual salary of $155,000. Inasmuch as Mr. Quinn left the Company on July 19, 1995, the amount shown represents compensation earned for the part of fiscal year 1995 during which he was employed.

 (6) Includes (a) amounts paid under Mr. Quinn's severance agreement of $45,506 which is discussed in detail under Employment and Termination Arrangements on page 6 and (b) life insurance premiums of $1,302.

 (7) Includes (a) life insurance premiums of $785, and (b) Mr. Loomer's reportable income from his vested shares in the Company's Restricted Stock Option Program of $10,180.

 (8) Includes (a) life insurance premiums of $51, (b) Mr. Loomer's reportable income from his vested shares in the Company's Restricted Stock Option Program of $23,746, and (c) $1,867 of reportable income from the Company's 1994 automobile program.

 (9) Includes (a) life insurance premiums of $51, (b) Mr. Loomer's reportable income from his vested shares in the Company's Restricted Stock Option Program of $5,879, and (c) $1,867 reportable income from the Company's 1993 automobile program.

(10) Includes (a) life insurance premiums of $33 and (b) $1,367 reportable income from the Company's 1994 automobile program.

(11) At the end of the fiscal year, Mr. Loomer's shares in the Restricted Stock Purchase Plan had a value of $46,044.

STOCK OPTIONS

     The following table provides information with respect to outstanding stock options held by the named executive officers as of the end of fiscal year 1995. At that date, the exercise price of all of these options was higher than the closing price of the Company's common stock, and thus none of the options were "in-the-money."

                                                                       OUTSTANDING STOCK OPTIONS AT
                                                                           FISCAL YEAR-END 1995
                                                                       -----------------------------
                                NAME                                   EXERCISABLE   NOT EXERCISABLE
---------------------------------------------------------------------  -----------   ---------------
Andrew A. Campbell...................................................        --           25,000
Marc A. Loomer.......................................................     2,000            8,000
David B. Preston.....................................................        --           25,000

     During fiscal year 1995, stock options were issued to Mr. Campbell (25,000) and Mr. Preston (25,000). No stock options were exercised by any of the named executive officers, during fiscal year 1995.

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE, AND CHANGE OF CONTROL ARRANGEMENTS

     The Company entered into a Consulting Agreement, dated as of June 15, 1995, with Mr. Colman pursuant to which Mr. Colman supplies the Company with management consulting services. The Agreement is terminable upon the death or incapacity of Mr. Colman, or upon receipt of five (5) days written notice from either party. A one (1) year Covenant Not To Compete shall survive any termination of the Agreement.

     The Company entered into a Severance Agreement, dated as of November 14, 1994, with Mr. Campbell pursuant to which Mr. Campbell shall receive a severance benefit equal to one year's base annual salary and a prorated share of any earned incentive bonus in the event of a "Change of Control" of the Company or upon a "Qualifying Termination," as such terms are defined in the Agreement. In addition to the severance amount, Mr. Campbell will be entitled to payment for individual outplacement services.

     Mr. Quinn's departure from the Company on July 19, 1995, was governed by a Covenant Not To Compete and Confidential Information Agreement. This agreement provided for Mr. Quinn to receive an amount equal to one year's salary ($155,000) in twenty-six semi-monthly installments ending on July 18, 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     OBJECTIVES. The Company's compensation program is intended to reward executive officers for the achievement of the Company's business objectives and to associate their performance with the interests of shareholders.

     COMPONENTS OF COMPENSATION. The major components of the Committee's executive compensation program consist of base salary payments, incentive bonuses, and stock options. The program also includes medical and dental care plans.

     COMPENSATION COMMITTEE RESPONSIBILITY. The Compensation Committee is responsible for the establishment and administration of all significant compensation programs, including those covering executive officers. Under the Company's executive compensation program, the Compensation Committee, with assistance from Company management, reviews and, when appropriate, approves, and recommends to the Board of Directors changes in the components of the executive compensation program based on their relationship to corporate performance and various market factors. In administering the program, The Compensation Committee also reviews the performance of the Company's executive officers and their contributions to the Company's results to determine their compensation levels under the various components of the program.

RELATIONSHIP OF EXECUTIVE COMPENSATION TO CORPORATE PERFORMANCE

     BASE SALARY. Executive officers' salaries are established in accordance with the Company's base salary plan. Salaries reflect the nature of the employees' positions and responsibilities as well as external market conditions. Salary adjustments are based on objective and subjective performance factors of a financial and non-financial nature as deemed appropriate. These factors include comparison of the Company's performance for the preceding year with both internal expectations and results achieved by a peer group of comparably sized companies.

     BONUS PLAN. The Company's Bonus Plan was established to provide incentive opportunities to executive officers and other key employees designated by the Committee. Bonus opportunities are based on the Company's achievement of explicit earnings goals. For fiscal year 1995, the Plan provided for bonuses to be paid in Company common stock and cash to designated participants if the Company recorded earnings before interest and taxes (EBIT) of not less than $3.3 million. Bonuses were to be paid exclusively in common stock until EBIT of $6.3 million was reached when 10% was to be paid in cash with increasing proportions paid thereafter in cash as earnings increased. No bonuses were earned in fiscal year 1995, however, Mr. Campbell was paid a starting bonus of $20,000 in January 1995.

     STOCK OPTIONS. The 1993 Incentive Stock Option Plan (the "Stock Plan") was adopted by the Board of Directors and approved by shareholders at the 1994 Annual Meeting of Shareholders on March 3, 1994. The Stock Plan provides for the issuance of shares of the Company's common stock upon the exercise of stock options granted to a broad range of management level employees at prices not less than the fair market value of the stock as of the grant date. Unless otherwise specified by the Compensation Committee at the time of grant, all or any portion of the option shares may be exercised at any time during the period which begins one year from the date of grant and ends ten years from the date of grant. The Compensation Committee determines the participants to whom options are granted and the number of shares for which options are exercisable. Through the grant of stock options, the Compensation Committee intends to enable the Company to secure the benefits of additional incentive inherent in ownership of common stock by those employees who are important to the success and growth of the Company's business. During fiscal 1995, stock options were granted to Mr. Campbell (25,000 shares), and Mr. Preston (25,000 shares). After the 1995 fiscal year end, additional stock options were granted to Mr. Campbell (50,000 shares) and Mr. Loomer (15,000 shares).

     EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN. The Company's contributions to its Employees' Savings and Profit Sharing Plan are at the discretion of the Board of Directors. Under this Plan, annual Company contributions cannot exceed 15% of earnings before such contributions and federal income taxes. In addition, Internal Revenue Code provisions require that annual contributions by the Company cannot exceed 15% of employees' annual compensation otherwise paid or accrued. Company contributions were not made to the Plan for fiscal year 1995.

COMPENSATION OF PRESIDENT

     Mr. McSwiney served as president until his resignation on June 14, 1995. While he served, Mr. McSwiney was compensated based on policies similar to those set forth herein. There was no severance agreement with Mr. McSwiney.

     Mr. Campbell's salary, bonus, and stock option grants follow the policies set forth above. In reviewing the base salary of Mr. Campbell for fiscal year 1995, the Compensation Committee considered the compensation of competitors' chief executive officers in the business forms industry, the size and relative performance of the Company compared with its competitors, fiscal 1995 objectives for Mr. Campbell, and the Company's relative success in increasing shareholder value. Mr. Campbell's base salary was maintained at the low end of the range of competitors' salaries given the above criteria. If performance objectives had been met, the incentive bonus would have been a significant component of total compensation.

Submitted by the Compensation Committee of the Board of Directors.

John A. Bacon, Jr., Chairman
David J. Eskra
W. Robert Reum

                     FIVE-YEAR PERFORMANCE GRAPH: 1990-1995

     A comparison of five-year cumulative total return among Duplex common stock, the American Stock Exchange index, and a peer group index is shown in the following graph.

     The annual changes depicted in the graph for the 1990 - 1995 period are based on the assumption that $100 had been invested in Duplex common stock and each index on October 27, 1990, and that all quarterly dividends were reinvested.

      Measurement Period         Duplex Prod-     Peer Group
    (Fiscal Year Covered)          ucts Inc.       Index (a)      AMEX Index
1990                                     100.0           100.0           100.0
1991                                     117.6           131.1           127.7
1992                                     112.8           124.1           126.3
1993                                     115.5           166.1           156.4
1994                                     105.0           177.4           153.8
1995                                      82.5           235.3           177.2

(a) Composed of the following companies: American Business Products, Inc., Ennis Business Forms, Inc., Moore Corporation Limited, New England Business Service, Inc., The Reynolds and Reynolds Company, The Standard Register Company, and Wallace Computer Services, Inc.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The independent auditors selected by the Board of Directors and being recommended to the shareholders for retention during fiscal year 1995 is the firm of Grant Thornton LLP. Representatives of this firm are expected to be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to shareholder questions.

     The Board of Directors recommends a vote in favor of such ratification.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS FOR 1997

     Under the rules of the Securities and Exchange Commission, shareholder proposals submitted for inclusion in next year's Proxy Statement must be received by the Company no later than October 26, 1996.

REPORTING OF SECURITIES TRANSACTIONS

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than 10% of the Company's stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of such filings provided to the Company, the Company is not aware of any failure during fiscal year 1995 by its executive officers or directors or 10% shareholders to comply with the reporting requirements of Section 16(a), except that a Form 3 filing for Mr. Colman and a Form 5 filing for Mr. Preston were made late due to a clerical oversight. None of these individuals consummated any transactions involving the Company's securities during fiscal year 1995.

OTHER BUSINESS

     The Board of Directors is not aware of any business to be presented at the Annual Meeting other than that described herein. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxies to vote on behalf of the shareholders they represent in accordance with their best judgment upon such matters.

                                          MARK A. ROBINSON
                                          Secretary

February 6, 1996

PROXY                                                                      PROXY


                             DUPLEX PRODUCTS INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


        The undersigned hereby appoints Andrew A. Campbell proxy of the undersigned, with several powers of substitution, to vote all shares votable by the undersigned at the 1996 Annual Meeting of the Shareholders of DUPLEX PRODUCTS INC. to be held in the Assembly Room on the sixth floor of The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on March 7, 1996 at 10:00 a.m., CST, or any adjournments thereof, on the matters proposed by management described below and on such other business as may properly come before the meeting. The proxy is instructed to vote as follows:

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

        When this proxy is properly executed and returned, shares represented by this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                             DUPLEX PRODUCTS INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /x/


1.   The election as directors of all nominees            VOTE     2.  RATIFICATION OF THE SELECTION OF
     listed (except as marked to the contrary      FOR   WITHHELD      GRANT THORNTON LLP as the Company's     FOR   AGAINST ABSTAIN
     below)                                        /  /    /  /        independent auditors for fiscal        /  /     /  /    /  /
                                                                       year 1996.

     John A. Bacon, Jr.
     David J. Eskra

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
     FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S
     NAME ON THE LINE PROVIDED BELOW.                                             Please sign exactly as your name appears below.
                                                                                  When shares are held by joint tenants, both
     _________________________________________________                            parties should sign.  When signing as an attorney,
                                                                                  executor, administrator, trustee, or guardian,
                                                                                  please provide full title.  Authorized officers
                                                                                  should sign for corporations and provide full
                                                                                  corporate names.  Similarly, authorized persons
                                                                                  should sign for partnerships and provide full
                                                                                  partnership names.

                                                                                  _________________________________________________
                                                                                  Signature
                                                                                  _________________________________________________
                                                                                  Signature (if held jointly)

                                                                                  Dated:  ___________________________________,1996

